Exhibit 99.1

Alpha Cognition Inc. CSE: ACOG 1200-750 W Pender St, Vancouver, BC V6C 2T8, www.alphacognition.com info@alphacognition.com

NEWS RELEASE

Alpha Cognition Announces Financial Results for the Second Quarter and Six Months Ended June 2024 and Provides Corporate Update

VANCOUVER, B.C., August 12, 2024. Alpha Cognition Inc. (OTCQB: ACOGF) (CSE: ACOG) (“Alpha Cognition”, or the “Company”), a biopharmaceutical company developing novel therapeutics for debilitating neurodegenerative disorders, today reported financial results for the second quarter and six months ended June 30, 2024, and provided a corporate update.

“The FDA approval of ZUNVEYL represents an important breakthrough for patients with Alzheimer’s disease. This approval marks a pivotal moment for our company, demonstrating our commitment to innovation and our ability to deliver life-changing therapies to patients. The second oral therapy approved this decade, ZUNVEYL’s dual MOA was designed to eliminate drug absorption in the gastrointestinal (GI) tract, potentially addressing certain tolerability issues with leading Alzheimer’s disease medications, combined with a long-term efficacy profile. Over the coming months, we will focus attention on preparing for the commercial launch of ZUNVEYL and bringing this innovative treatment to patients,” said Michael McFadden, the Company’s Chief Executive Officer.

Second Quarter 2024 Business Accomplishments and Corporate Highlights

●	The Company announced that the U.S. Food and Drug Administration (FDA) has granted approval for ZUNVEYL® (benzgalantamine) previously known as ALPHA-1062, for the treatment of mild-to-moderate Alzheimer’s disease (AD). AD is a progressive brain disorder that slowly destroys memory, thinking skills, and eventually the ability to do simple tasks, like carry on a conversation. AD is the most common form of dementia affecting nearly 7 million people, and is the leading cause of nursing home admissions and deaths, with 70% of all nursing home residents suffering with AD.

●	We continued progress in a pre-clinical study in partnership with Seattle Institute for Biomedical and Clinical Research to assess ALPHA-1062 intra nasal’s reduction of behavioral and functional deficits and brain-wide burden of neuropathology following single or multiple blasts compared to placebo and sham.

●	We also, advanced our commercialization preparations for launching in the Long-Term Care (“LTC”) market segment. Our research has indicated that the acetylcholinesterase inhibitor prescription market in the U.S. from the LTC market is large, representing 36% of the over 11 million prescriptions filled in pharmacies each year and is characterized by both patient and practitioner dissatisfaction.

Alpha Cognition Inc. CSE: ACOG 1200-750 W Pender St, Vancouver, BC V6C 2T8, www.alphacognition.com info@alphacognition.com

Financial Highlights for Second Quarter and Six Months ended June 30, 2024 (Expressed in United States Dollars and prepared in conformity with U.S. Generally Accepted Accounting Standards) (Unaudited)

●	Research and development (R&D) expenses were $0.9 million for the three months ended June 30, 2024, and $1.9 million for the six months ended June 30, 2024, compared to $1.3 million and $2.4 million in the same periods in 2023, respectively. R&D expenses decreased from the prior year primarily due to the completion of the main clinical trails for ZUNVEYL in AD and the majority of the NDA filing expenditures having been incurred during 2023.

●	General and administrative (G&A), excluding non-cash expenses relating to accretion, amortization, depreciation, and share-based compensation, were $1.2 million for the three months ended June 30, 2024, and $4.4 million for the six months ended June 30, 2024, compared to $0.6 million and $1.3 million in the same periods of 2023 respectively. The increases in G&A expenses for both the three and the six months ended June 30, 2024, compared to the same periods in 2023 was primarily related to increased consulting fee costs, which included $2.3 million recognized for shares issued for services under the Spartan Capital consulting agreement, management fees and salaries and professional fees.

●	Share-based compensation included in G&A was $0.2 million for the three months ended June 30, 2024, and $0.5 million for the full six months ended June 30, 2024, compared to $0.8 million and $1.0 million in the same periods of 2023, respectably. The higher share-based compensation during 2023 was primarily related to new stock option grants issued during that period, the repricing of previously issued stock options during the first quarter of 2023, and related fluctuations in the Company’s stock price over such periods.

●	On August 31, 2023, the Company’s functional currency changed to the USD from the CAD; as such, the Company recorded a derivative liability on the warrants outstanding with previously issued CAD exercises prices. This derivative liability is being revalued at each reporting period.

●	During the first quarter of 2024, 9,420,050 warrants were re-priced from CAD to USD denominated exercise price which resulted in $3,942,575 of the derivative liability being reclassified to equity. As of June 30, 2024, the Company revalued the derivative liability to $946,105 and recorded a gain on revaluation of $187,056 for the three months ended June 30, 2024, and related loss for the six months ended June 30, 2024, of $432,933.

●	The Company reported Grant Income and Grant Expense of $138,561 and $272,340 for the three and six months ended June 30, 2024, respectively. No Grant Income or Grant Expenses were incurred during the same period of 2023.

●	The second quarter of 2024 net loss was $2.1 million, or a net loss of $0.01 per share, and for the full six months ended June 30, 2024, net loss was $7.1 million, or a net loss of $0.05 per share, compared to the second quarter of 2023 net loss of $2.8 million, or a net loss of $0.03 per share, and for the full six months ended June 30, 2023, a net loss of $4.7 million, or a net loss of $0.05 per share.

●	Cash and cash equivalents at June 30, 2024 were $1.0 million, excluding restricted cash.

●	Shares of common stock outstanding at June 30, 2023 were 150,505,536.

About Alpha Cognition Inc.

Alpha Cognition Inc. is a development stage, biopharmaceutical company dedicated to developing treatments for patients suffering from neurodegenerative diseases, such as AD and Cognitive Impairment with mild Traumatic Brain Injury (“mTBI”), for which there are currently no approved treatment options.

Alpha Cognition Inc. CSE: ACOG 1200-750 W Pender St, Vancouver, BC V6C 2T8, www.alphacognition.com info@alphacognition.com

ZUNVEYL, previously ALPHA-1062, is a novel patented oral Alzheimer’s disease therapy with a dual mechanism of action designed to eliminate drug absorption in the GI tract, potentially addressing certain tolerability issues with leading AD medications, combined with the efficacy and long-term benefit profile of galantamine. As a new generation acetylcholinesterase inhibitor, it was developed to demonstrate a potentially improved GI side effect profile and has a CNS safety profile that includes no incidence of insomnia. While precise mechanism of action is not known, it is believed that ZUNVEYL works through two distinct pathways to enhance neurotransmitter activity and protect neuronal health, leading to improved cognitive and functional outcomes.

Separately, ZUNVEYL is also being developed in combination with memantine to treat moderate-to-severe Alzheimer’s dementia, and as an intranasal formulation for Cognitive Impairment with mTBI. For more information about ZUNVEYL, please visit www.zunveyl.com or contact info@alphacognition.com and connect with us on Twitter and LinkedIn.

For further information:

Michael McFadden, CEO

Tel: 1-858-344-4375

info@alphacognition.com

https://www.alphacognition.com/

The Canadian Securities Exchange (the “CSE”) does not accept responsibility for the adequacy or accuracy of this release.

Forward-looking Statements

This news release includes forward-looking statements within the meaning of applicable United States and Canadian securities laws. Except for statements of historical fact, any information contained in this news release may be a forward-looking statement that reflects the Company’s current views about future events and are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward-looking statements may include statements regarding the Company’s planned commercial development of ZUNVEYL, the anticipated long-term efficacy and tolerability profile of ZUNVEYL, plans regarding the development of ZUNVEYL in combination with memantine to treat moderate-to-severe AD, and as an intranasal formulation for Cognitive Impairment with mTBI, the Company’s business strategy, market size, potential growth opportunities, capital requirements, clinical development activities, the timing and results of clinical trials, regulatory submissions, potential regulatory approval and commercialization of the Company’s products. Although the Company believes to have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. The Company cannot assure that the actual results will be consistent with these forward-looking statements. These forward-looking statements are subject to certain risks, including risks regarding our ability to raise sufficient capital to implement our plans to commercialize ZUNVEYL , risks regarding the efficacy and tolerability of ZUNVEYL , risks related to ongoing regulatory oversight on the safety of ZUNVEYL, risk related to market adoption of ZUNVEYL, risks related to the Company’s intellectual property in relation to ZUNVEYL , risks related to the commercial manufacturing, distribution, marketing and sale of ZUNVEYL , risks related to product liability and other risks as described in the Company’s filings with Canadian securities regulatory authorities and available at www.sedar.com and the Company’s filings with the United States Securities and Exchange Commission (the “SEC”), including those risk factors under the heading “Risk Factors” in the Company’s Form S-1 registration statement as filed with the SEC on July 30, 2024 and available at www.sec.gov. These forward-looking statements speak only as of the date of this news release and the Company undertakes no obligation to revise or update any forward-looking statements for any reason, even if new information becomes available in the future, except as required by law.

Alpha Cognition Inc. CSE: ACOG 1200-750 W Pender St, Vancouver, BC V6C 2T8, www.alphacognition.com info@alphacognition.com

Condensed Consolidated Statements of Operations (Unaudited)

(expressed in United States Dollars)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Total operating expenses	$(2,421,211)	$(2,728,058)	$(6,832,729)	$(4,714,405)
Other income (expenses)	305,699	(89,516)	(285,494)	(9,002)
Net loss	(2,115,512)	(2,817,574)	(7,118,223)	(4,723,407)
Currency translation adjustment	-	27,898	-	(8,341)
Comprehensive loss	$(2,115,512)	$(2,789,676)	$(7,118,223)	$(4,731,748)

Net loss per share, basic and diluted	$(0.01)	$(0.03)	$(0.05)	$(0.05)
Weighted average shares used to compute net loss per sahre basic and diluted	150,234,327	94,604,510	146,925,149	86,273,053

Selected Consolidated Balance Sheet Data

(expressed in United States Dollars)

	Unaudited
	June 30,	December 31,
	2024	2023
Cash and cash equivalents	$1,194,183	$1,494,573
Working capital (deficiency)	$(57,156)	$(697,554)
Total assets	$2,082,002	$2,452,170
Total long-term liabilities	$1,904,333	$4,539,872

Basis of Presentation – The Company financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and the rules of the Securities and Exchange Commission (the “SEC”).

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